                                                                    Exhibit 10.5

                         RECEIVABLES TRANSFER AGREEMENT

                         Dated As Of September 30, 1996

                                      Among

                               IKON FUNDING INC.,

                                 As Transferor,

                               IKON CAPITAL INC.,

                       As Originator and Collection Agent,

                             OLD LINE FUNDING CORP.,

                                   As Issuer,

                                       And

                              ROYAL BANK OF CANADA,

                                    As Agent

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENTS......................................................  1

ARTICLE I

         AMOUNTS AND TERMS OF THE TRANSFER..................................  1
         SECTION 1.01.  Facility............................................  1
         SECTION 1.02.     Consideration and Terms..........................  2
         SECTION 1.03.     Settlement Procedures............................  3
         SECTION 1.04.     Payment of Fees and Yield........................  7
         SECTION 1.05.     Payments and Computations, Etc...................  8
         SECTION 1.06.     Increased Costs..................................  9
         SECTION 1.07.     Additional Yield on Receivables Bearing a
                           Eurodollar Rate.................................. 10
         SECTION 1.08.     Requirements of Law.............................. 11
         SECTION 1.09.     Inability to Determine Eurodollar Rate........... 12
         SECTION 1.10.     Additional Yield for Liquidity and Credit
                           Enhancement...................................... 12
         SECTION 1.11.     Breakage Costs................................... 12
         SECTION 1.12.     Retransfer of Receivables........................ 13
         SECTION 1.13.     Security Interest................................ 14

ARTICLE II

         REPRESENTATIONS AND WARRANTIES;
         COVENANTS; TRIGGER EVENTS ......................................... 15
         SECTION 2.01.     Representations and Warranties; Covenants........ 15
         SECTION 2.02.     Trigger Events................................... 15

ARTICLE III

         INDEMNIFICATION, REPURCHASE, ETC................................... 16


                                       (i)

         SECTION 3.01.     Indemnities by the Transferor.................... 16
         SECTION 3.02.     Recourse for Yield............................... 18
         SECTION 3.03.     Repurchase of Ineligible and Certain Other
                           Receivables...................................... 19

ARTICLE IV

         ADMINISTRATION AND COLLECTION
         OF RECEIVABLES .................................................... 19
         SECTION 4.01.  Designation of Collection Agent..................... 19
         SECTION 4.02.  Duties of Collection Agent.......................... 20
         SECTION 4.03.  Certain Rights of the Agent......................... 21
         SECTION 4.04.  Rights and Remedies................................. 22
         SECTION 4.05.  Further Actions Evidencing Transfers................ 22
         SECTION 4.06.  Covenants of the Collection Agent and the
                        Originator.......................................... 23
         SECTION 4.07.  Indemnities by the Collection Agent................. 24

ARTICLE V

         MISCELLANEOUS...................................................... 25
         SECTION 5.01.  Amendments, Etc..................................... 25
         SECTION 5.02.  Notices, Etc........................................ 25
         SECTION 5.03.  Assignability....................................... 27
         SECTION 5.04.  Costs, Expenses and Taxes........................... 28
         SECTION 5.05.  No Proceedings...................................... 29
         SECTION 5.06.  Confidentiality..................................... 29
         SECTION 5.07.  GOVERNING LAW....................................... 29
         SECTION 5.08.  Execution in Counterparts........................... 30
         SECTION 5.09.  Termination......................................... 30
         SECTION 5.10.  Tax Treatment....................................... 30


                                      (ii)

                                    EXHIBITS

EXHIBIT I         --       Definitions
EXHIBIT II        --       Conditions of the Transfer
EXHIBIT III       --       Representations and Warranties
EXHIBIT IV        --       Covenants
EXHIBIT V         --       Trigger Events
EXHIBIT VI        --       List of Dealers
EXHIBIT VII       --       Principal Place of Business and Location of Records
EXHIBIT VIII      --       List of Designated States

                                     ANNEXES

ANNEX A           --       Form of Contract
ANNEX B           --       Form of Transferor Report
ANNEX C           --       Form of Opinion

                                    SCHEDULES

SCHEDULE I        --       Credit and Collection Policy

SCHEDULE II       --       Receivables



                                      (iii)

                         RECEIVABLES TRANSFER AGREEMENT

                         Dated as of September 30, 1996


     IKON FUNDING INC., a Delaware corporation (the "Transferor"), IKON CAPITAL
                                                     ----------
INC., a Delaware corporation (the "Originator" and in its capacity as Collection
                                   ----------
Agent, the "Collection Agent"), OLD LINE FUNDING CORP., a Delaware corporation
            ----------------
(the "Issuer"), and ROYAL BANK OF CANADA, a Canadian chartered bank acting
      ------
through its New York Branch, as agent (the "Agent") for the Transferees, agree
                                            -----
as follows:

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

     The Transferor has Receivables and Related Security that it wishes to transfer to the Issuer, and the Issuer is prepared to accept such transfer of Receivables and Related Security on the terms set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                       AMOUNTS AND TERMS OF THE TRANSFER

     SECTION 1.01.  Facility.  (a) Upon the satisfaction of the terms and
                    --------
conditions hereinafter set forth, the Agent may, on behalf of the Issuer, accept Receivables from time to time (each, a "Transfer") during the period from the
                                        --------
date hereof to the Facility Termination Date. Each Transfer of Receivables shall include the transfer to the Agent of the Related Security and Collections with respect thereto. Under no circumstances shall the Agent accept any Transfer if, after giving effect to such Transfer, the aggregate outstanding Capital would exceed the Transfer Limit. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Agent or the Issuer to accept any Receivable at any time.

     (b) The Transferor may, upon at least five Business Days' notice to the Agent, terminate this facility in whole or, from time to time, reduce in part the unused portion of the Transfer Limit; provided that each partial reduction
                                          --------
shall be in the amount of at least $1,000,000 or an integral multiple thereof.

     SECTION 1.02.  Consideration and Terms.  (a) The initial Transfer shall be
                    -----------------------
made on at least two Business Days' notice from the Transferor to the Agent in an amount equal to the Transfer Limit. On each Settlement Date thereafter occurring prior to the Facility Termination Date, unless the Transferor has given written notice to the contrary not less than two Business Days prior to such Settlement Date, the Transferor shall be deemed to have requested a Transfer in an amount equal to the excess of the Transfer Limit over the Capital as of such Settlement Date (after giving effect to all payments to be made on such date). The amount to be paid by the Issuer in respect of each Transfer shall be equal to the Aggregate Adjusted Outstanding Balance of the Related Contracts for the Receivables included in such Transfer (the "Consideration" for
                                                              -------------
such Receivables); provided that with respect to each Transfer other than the
                   --------
Initial Transfer, such amount shall not exceed the amount of the Transfer requested in the preceding sentence. Not less than two Business Days prior to the date of each Transfer (each, a "Transfer Date"), the Transferor shall
                                    -------------
deliver to the Agent a written notice specifying (i) the date and duration of the initial Fixed Periods for the Receivables to be transferred, and (ii) detailed information regarding such Receivables.

     (b) Promptly upon receipt of such notice, the Agent shall deliver a copy thereof to the Issuer. The Issuer shall promptly notify the Agent whether the Issuer has determined to direct the Agent to accept such Transfer. The Agent shall promptly thereafter notify the Transferor (i) whether the Issuer has determined to direct the Agent to accept such Transfer, and (ii) whether the desired duration of the initial Fixed Periods for the Receivables to be accepted is acceptable. Each Transfer other than the initial Transfer shall be made only on a Settlement Date or as otherwise mutually agreed by the Transferor and the Agent. On each Transfer Date, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, (x) the Issuer shall make available to the Agent the Consideration in respect of such Transfer by deposit of such amount in same day funds to the Agent's Account and, after the receipt by the Agent of such funds, the Agent will cause such Consideration to be paid to the Transferor in immediately available funds prior to 2:00 P.M. (New York City time) to the Transferor's account no. 56000209038 at PNC Bank, Delaware (ABA # 031100089); provided, however, that in the case of each Transfer other than the initial
--------  -------
Transfer, the applicable Consideration may be netted against amounts to be deposited to the Agent's Account on such date by the Collection Agent pursuant to Section 1.03 and (y) the Transferor shall (effective on the date of each Transfer automatically and without any further documentation) transfer to the Agent for the benefit of the Issuer and the other Transferees all of the related Receivables, the Related Contracts, the Related Security (other than the Equipment) and the Collections in respect thereof. The Issuer shall on the date of each Transfer and on the first day of each Fixed Period (other than the initial Fixed Period) for such Receivables, notify the Agent, and the Agent shall notify the Transferor, of the Transferee Rate for such Fixed Period.

     SECTION 1.03.  Settlement Procedures.  (a)  Collection of the Receivables
                    ---------------------
shall be administered by the Collection Agent, in accordance with the terms of this Agreement. The Transferor shall provide to the Collection Agent on a timely basis all information needed for such administration.

     (b) The Collection Agent shall, on each day on which Collections are received by it, set aside and hold in trust for the Transferees such Collections and shall deposit into the Agent's Account,

     (i) on the last day of each Fixed Period, from such Collections, an amount equal to accrued and unpaid Yield (and not previously deposited into the Agent's Account pursuant to Section 1.03(b)(ii)) and any other amounts then owed by the Transferor to any Transferee or the Agent hereunder (including any fees owed to the Agent pursuant to Section 1.04(a) but excluding any such amounts owed in respect of Capital);

     (ii) if any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate has a duration of more than three months, on the day that occurs three months after the first day of such Fixed Period, from such Collections, an amount equal to the accrued and unpaid Yield associated with such Fixed Period;

     (iii) on each Settlement Date, an amount equal to the Collection Agent Fee accrued but unpaid during the preceding Settlement Period; and

      (iv) on each Settlement Date, from such Collections, an amount equal to the portion of Collections received during the preceding Settlement Period remaining after application pursuant to the preceding clauses (i) through
   (iii); provided that prior to the Facility Termination Date, the amount to be
          --------
   deposited pursuant to this clause (iv) will not exceed the product of (A) a fraction, the numerator of which is the Required Balance and the denominator of which is the aggregate Outstanding Balance of the Related Contracts and
   (B) the amount of such Collections;

provided, however, that the aggregate amount deposited pursuant to this
--------  -------
subsection (b) shall not exceed the sum of the Capital of, and accrued Yield and Collection Agent Fee on, the Receivables plus the aggregate of any other amounts then owed by the Transferor to any Transferee or the Agent hereunder.

     Notwithstanding the foregoing, unless a Special Event has occurred, for so long as the Originator is the Collection Agent, the Collection Agent shall not be required to set aside Collections, but may commingle the Collections with its own funds and make the deposits required to the Agent's Account pursuant to this paragraph (b) on the dates required. For so long as the Originator is the Collection Agent, the Collection Agent shall not be required to deposit the Collection Agent Fee to the Agent's Account as required by clause (iii) of this paragraph (b) but may retain such fee from the Collections remaining after the deposits required pursuant to clauses (i) and (ii) of this paragraph (b).

      (c) (i) Upon receipt of funds deposited into the Agent's Account pursuant to subsection (b)(i) or (b)(ii) above, the Agent shall distribute such funds as follows: first, pro rata to each Transferee in payment of
                           -----
    accrued but unpaid Yield on the Capital of the relevant Receivables Pool and to the

Agent in respect of any fees owed pursuant to Section 1.04(a), and second, to
                                                                   ------
the Agent for the account of the Transferees or the Agent in payment of any other amounts owed by the Transferor hereunder.

     (ii) Upon receipt of funds deposited into the Agent's Account pursuant to subsection (b)(iii) above, the Agent shall distribute such funds, in an amount equal to the accrued but unpaid Collection Agent Fee, to the Collection Agent on account of the Collection Agent Fee.

     (iii) Upon receipt of funds deposited into the Agent's Account pursuant to subsection (b)(iv) above, the Agent shall distribute such funds as follows: first, to the Agent for pro rata distribution to each Transferee in reduction to
-----
zero of all Capital, second, to the Agent for the account of the Transferees or
                     ------
the Agent in payment of any other amounts owed by the Transferor hereunder, and third, to the Transferor for its own account.
-----

     (d) For the purposes of this Section 1.03:

     (i) if on any day the amount of any Receivable is reduced or adjusted as a result of (A) early termination of the related Contract, or (B) any defective, rejected, returned, or repossessed Equipment or services, or (C) any cash discount, customer concession, trade-in or other adjustment made by the Transferor or the Originator, or (D) any set-off, or (E) any loss or damage with respect to any Equipment, the Transferor shall be deemed to have received on such day a Collection in full of such Receivable and all other Receivables relating to the same Contract, in the amount of the Outstanding Balance of such Contract plus Yield thereon to the end of the then applicable Fixed Period, and the amount of each such Collection shall be applied as provided in this Section 1.03;

     (ii) if on any day any of the representations or warranties in paragraph
(h) of Exhibit III is no longer true with respect to any Receivable or the Related Security, the Transferor shall be deemed to have received on such day a Collection in full of such Receivable and all other Receivables relating to the same Contract, in the amount of the Outstanding

    Balance of such Contract plus Yield thereon to the end of the then applicable Fixed Period, and the amount of each such Collection shall be applied as provided in this Section 1.03; and

       (iii) if and to the extent the Agent or any Transferee shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Transferor and, accordingly, the Agent or such Transferee, as the case may be, shall have a claim against the Transferor for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

       (e) Except as provided in paragraph (i) or (ii) of Section 1.03(d), or as otherwise required by applicable law or the relevant Contract, all Collec tions received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of the due but unpaid amounts with respect to such Receivables, starting with the oldest such due but unpaid amount, unless such Obligor designates its payment for application to specific Receivables.

       (f) The Transferor shall forthwith deliver to the Collection Agent an amount equal to all Collections deemed received by the Transferor pursuant to
Section 1.03(d)(i) or (ii) above and the Collection Agent shall hold or distribute such Collections in accordance with Section 1.03(b). If Collections are then being paid to the Agent, the Collection Agent shall forthwith cause such deemed Collections to be paid to the Agent. If a Special Event has occurred, so long as the Transferor shall hold any Collections or deemed Collections required to be paid to the Collection Agent or the Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

       (g) The Transferor may from time to time, on notice received by the Agent not later than 12:00 noon (New York City time) three Business Days before the last day of any Fixed Period for a Receivables Pool, allocate

Receivables for funding purposes to future Fixed Periods (each such pool of Receivables separately so allocated to any one Fixed Period being a "Receivables
                                                                     -----------
Pool" having such Fixed Period).  Each Receivables Pool shall be deemed to have
----
Capital equal to the total Capital multiplied by a fraction whose numerator is the Outstanding Balance of the Related Contracts giving rise to the Receivables in such Receivables Pool and whose denominator is the Outstanding Balance of all Related Contracts. Notwithstanding the foregoing, two or more Receivables Pools may not be combined unless they have Fixed Periods ending on the same day.

     SECTION 1.04.  Payment of Fees and Yield.  (a)  Fees.  The Transferor shall
                    -------------------------        ----
pay to the Agent certain fees in the amounts and on the dates set forth in a separate fee agreement of even date between the Transferor and the Agent.

     (b) Yield.  (i) Yield for any Transferee for any Fixed Period for any
         -----
Receivables Pool on the first day of which the Issuer will be funding the Transfer or the maintenance of its interest in such Receivables Pool through the issuance of commercial paper notes is calculated (pursuant to a formula set forth in the definition of "Yield") based on the Transferee Rate for such Fixed
                            -----
Period for such Receivables Pool. Yield for any Transferee for any Fixed Period for any Receivables Pool on the first day of which such Transferee will not be funding the Transfer or the maintenance of its interest in such Receivables Pool through the issuance of commercial paper notes is calculated (pursuant to a formula set forth in the definition of "Yield") based on the Assignee Rate for
                                        -----
such Fixed Period for such Receivables Pool, which (subject to the provisos set forth in the definition of "Assignee Rate") is equal to 1.50% per annum plus the
                            -------------
Eurodollar Rate for such Fixed Period for such Receivables Pool.

         (ii) Without prejudice to the discretion of the Issuer to select the basis of funding or maintaining the Receivables for any Fixed Period, the Issuer may not on any date select or approve a commercial paper note basis unless on such date all of the long-term public senior debt securities of the Originator are rated at least Investment Grade. It is understood that no

Transferee (other than the Issuer) will intend to fund or maintain the Receivables for any Fixed Period by issuing commercial paper notes.

     (c) Collection Agent Fee.  Each Transferee shall pay to the Collection
         --------------------
Agent a fee (the "Collection Agent Fee") of 1.50% per annum on the average daily
                  --------------------
Capital of each Receivables Pool owned by such Transferee, from the date of Transfer of the related Receivables until the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period. Upon three Business Days' notice to the Agent, the Collection Agent (if not the Originator, the Transferor or its designee or an Affiliate of the Transferor) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivables Pool, but in no event in excess for all Receivables relating to a single Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in such Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in,
Section 1.03. So long as the Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 1.04(c) shall reduce, on a dollar-for-dollar basis, the obligation of the Transferor to pay the "Collection Agent Fee" pursuant to Section 6.03 of the Transfer Agreement; provided that such obligation of the Transferor shall in no
                    --------
event be reduced below zero.

     SECTION 1.05.  Payments and Computations, Etc.  (a) All amounts to be paid
                    ------------------------------
or deposited by the Transferor or the Collection Agent hereunder to or for the account of the Agent, the Issuer or any other Transferee shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account. Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute such funds to the Persons entitled thereto in accordance with the provisions of this Agreement or retain such funds for its own account, as appropriate. Where this Agreement provides for pro rata distribution of funds to the Transferees, the Agent shall make such distribution in accordance with each Transferee's percentage interest in the Receivables.

     (b) The Transferor shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Transferor (whether as Collection Agent or otherwise) when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

     (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     SECTION 1.06.  Increased Costs (a) If Royal Bank of Canada, the Agent, the
                    ---------------
Issuer, a Transferee, any entity which enters into a commitment to acquire Receivables or interests therein, any entity which provides credit enhancement or any of their respective Affiliates (each an "Affected Person") determines
                                                ---------------
that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to accept transfers of or otherwise to maintain the investment in Receivables or interests therein hereunder or under any commitments to a Transferee related to this Agreement or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein) and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Transferor shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Transferor and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Transferee of agreeing to accept the Transfer of or accepting such Transfers, or maintaining the ownership of Receivables Pools or interests therein in respect of which Yield is computed by reference to the Eurodollar Rate, then upon demand by such Transferee (with a copy to the Agent), the Transferor shall immediately pay to the Agent, for the account of such Transferee (as a third-party beneficiary), from time to time as specified by such Transferee, additional amounts sufficient to compensate such Transferee for such increased costs. A certificate as to such amounts submitted to the Transferor and the Agent by a Transferee shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 1.07.  Additional Yield on Receivables Bearing a Eurodollar
                    ----------------------------------------------------
Rate.  The Transferor shall pay to each Transferee, so long as such Transferee
----
shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of the Receivables Pool of such Transferee during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Transferee for such Fixed Period, payable on each date on which Yield is payable on such Receivables. Such additional Yield shall be determined by such Transferee and notice thereof given to the Transferor through the Agent within 60 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Transferor and the Agent by such Transferee shall be conclusive and binding for all purposes, absent manifest error.

       SECTION 1.08.  Requirements of Law.  In the event that any requirement of
                      -------------------
law or any change therein or in the interpretation or application thereof by the relevant governmental authority to a Transferee after the date hereof or compliance by a Transferee with any request or directive (whether or not having the force of law) from any central bank or other governmental authority:

       (i) does or shall subject such Transferee to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such Transferee on account of Collections, Yield or any other amounts payable hereunder (excluding taxes imposed on the income of such Transferee, and franchise taxes imposed on such Transferee, by the jurisdiction under the laws of which such Transferee is organized or a political subdivision thereof); or

       (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Transferee which are not otherwise included in the determination of the Eurodollar Rate or the Alternate Base Rate hereunder;

and the result of any of the foregoing is to increase the cost to such Transferee of maintaining an interest in Receivables or to reduce any amount receivable hereunder, then, in any such case, the Transferor shall pay such Transferee, upon its demand, any additional amounts necessary to compensate such Transferee for such additional cost or reduced amount receivable with regard to such Transferee's Receivables. All such amounts shall be payable as incurred. A certificate from such Transferee or the Agent, as the case may be, to the Transferor certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs shall be conclusive in the absence of manifest error.

     SECTION 1.09.  Inability to Determine Eurodollar Rate.  In the event that
                    --------------------------------------
the Agent shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Transferees (as conclusively determined by the Agent) of maintaining Receivables during such Fixed Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Transferor prior to the first day of such Fixed Period. If such notice is given, the Assignee Rate applicable to the relevant Receivables Pool shall be determined without reference to the Eurodollar Rate.

     SECTION 1.10.  Additional Yield for Liquidity and Credit Enhancement.  The
                    -----------------------------------------------------
Transferor shall pay to the Agent, on demand, the Alternate Base Rate on any amounts advanced or paid with respect to liquidity or credit enhancement related to this transaction.

     SECTION 1.11.  Breakage Costs.  If (a) any payment of Capital with respect
                    --------------
to a Receivables Pool as to which Yield is computed by reference to the Eurodollar Rate or the Transferee Rate is made by the Transferor to or for the account of any Transferee other than on the last day of the Fixed Period for such Receivables Pool, as a result of a payment pursuant to Sections 1.03 or
3.03 or for any other reason, or (b) the Fixed Period Termination Date for such Receivables Pool shall occur during any Fixed Period for such Receivables Pool, or (c) any payment of Capital with respect to such a Receivables Pool is made by an Eligible Assignee to an Affected Person other than on the last day of the Fixed Period for such Receivables Pool upon a purchase and assumption of rights and obligations under this Agreement as a result of a demand by the Transferor, the Transferor shall, upon demand by such Transferee or Affected Person (with a copy to the Agent), immediately pay to the Agent for the account of such Transferee or Affected Person (as a third-party beneficiary) any amounts required to compensate such Transferee or Affected Person for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Transferee or Affected Person to fund or maintain its interest in such Receivables Pool. A certificate as to such amounts submitted to the Transferor and the Agent by such Transferee or Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 1.12.  Retransfer of Receivables.  At any time after Capital
                    -------------------------
is reduced to less than 10% of the highest amount of Capital outstanding on or prior to the Facility Termination Date, the Transferor may, at its option, upon not less than thirty days notice to the Agent, accept the retransfer from the Agent on the Settlement Date next succeeding such thirty day period or on such other date as shall be mutually agreed to by the Agent and the Transferor (the "Retransfer Date"), of all of the Receivables and the Related Security then held
----------------
by the Agent for an amount equal to the Capital of such Receivables as at the Retransfer Date (after application of all Collections received on or prior to such date) plus any accrued and unpaid Yield as at such date plus any other amounts then owed by the Transferor under this Agreement. The Transferor shall be entitled to all Collections from the Receivables retransferred to the Transferor in accordance with this Section 1.12 which are received after the Retransfer Date and the Collection Agent shall set aside and hold in trust for, and shall pay forthwith to, the Transferor all such Collections. The terms and provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if any such payment is rescinded or must otherwise be returned to the Transferor upon the insolvency, bankruptcy or reorganization of the Transferor or an Obligor or otherwise, all as though such payment had never been made. On the Retransfer Date:

         (i) all of the Receivables and Related Security shall be retransferred to the Transferor without any representation or warranty other than that they are free and clear of any Adverse Claims created by or through the Transferees or the Agent, and

         (ii) the Agent shall deliver to the Transferor executed UCC-3 Termination Statements, terminating the interest of the Agent in all such Receivables and Related Security,

thereupon the Transferor shall be vested with all right, title and interest in such Receivables and Related Security, and the Agent and the Transferees shall no longer hold any interest in any of such Receivables or Related Security.

         SECTION 1.13.  Security Interest.  As collateral security for the
                        -----------------
performance by the Transferor of all the terms, covenants and agreements on the part of the Transferor (whether as Transferor or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Transferor hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Transferor hereby assigns to the Agent for its benefit and the ratable benefit of the Transferees, and hereby grants to the Agent for its benefit and the ratable benefit of the Transferees, a security interest in, all of the Transferor's right, title and interest in and to:

         (a) the Transfer Agreement, including, without limitation, (i) all rights of the Transferor to receive moneys due or to become due under or pursuant to the Transfer Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Transfer Agreement, (iii) all rights of the Transferor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Transfer Agreement (except any rights that might arise under the Support Agreement), (iv) claims of the Transferor for damages arising out of or for breach of or default under the Transfer Agreement, and (v) the right of the Transferor to compel performance and otherwise exercise all remedies thereunder,

         (b) all Receivables, the Related Security with respect thereto and the Collections and all receivables originated by Dealers and owned by the

Transferor and not otherwise transferred or scheduled to be transferred under this Agreement and all related collateral with respect thereto, and

     (c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES;
                           COVENANTS; TRIGGER EVENTS

     SECTION 2.01.  Representations and Warranties; Covenants.  The Transferor
                    -----------------------------------------
hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

     SECTION 2.02.  Trigger Events.  If any of the Trigger Events set forth in
                    --------------
Exhibit V hereto shall occur and be continuing, the Agent may, by notice to the Transferor, take either or both of the following actions: (x) declare the Fixed Period Termination Date to have occurred (in which case the Fixed Period Termination Date shall be deemed to have occurred), and (y) without limiting any right under the Collection Agent Agreement to replace the Collection Agent, designate another Person to succeed the Originator as the Collection Agent; provided, that, automatically upon the occurrence of any event (without any
--------
requirement for the passage of time or the giving of notice) described in paragraph (i) of Exhibit V, the Fixed Period Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon any such automatic termination, the Transferees and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement and the Collection Agent Agreement, all other rights and remedies provided after default under the UCC of the appropriate jurisdiction or jurisdictions and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III

                       INDEMNIFICATION, REPURCHASE, ETC.

         SECTION 3.01.  Indemnities by the Transferor.  Without limiting any
                    -----------------------------
other rights that the Agent or any Transferee or any of their respective Affiliates or its agents (each, an "Indemnified Party") may have hereunder or
                                    -----------------
under applicable law, the Transferor hereby agrees to indemnify each
Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this
                --------------------
Agreement or the use of proceeds of any Transfer or the acceptance of the transfer of the Receivables or in respect of any Receivable, Related Contract or Related Security, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or as a result of this Agreement or the acceptance of the transfer of the Receivables or in respect of any Receivable, Related Contract or Related Security. Without limiting or being limited by the foregoing, the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

         (i) any representation or warranty or statement made by the Transferor (or any of its officers) under or in connection with this Agreement and the other Transaction Documents which shall have been incorrect in any material respect when made;

         (ii) the failure by the Transferor or the Originator to comply with any applicable law, rule or regulation (including, without limitation, usury or consumer law) with respect to any Receivable, the related Contract or the Related Security; or the failure of any Receivable or the related Contract to conform to any such applicable law, rule or regulation;

        (iii) the failure of the Agent (for the benefit of the Transferees) to acquire a valid and perfected interest in the Receivables and the Related Security and Collections in respect thereof under Article 9 of the UCC, free and clear of any Adverse Claim;

         (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or the Related Security and Collections in respect thereof, whether at the time of the transfer of an interest therein or at any subsequent time;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the lease or sale of the related Equipment or services related to such Receivable or the furnishing or failure to furnish such Equipment or other services or alleging violation by the Transferor of any laws in connection with such lease or sale activities;

         (vi) any failure of the Transferor or the Originator (as Collection Agent or otherwise) to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Related Contracts;

        (vii) any products or personal liability claim arising out of or in connection with any Equipment or other merchandise, services or activities which are the subject of any Related Contract;

        (viii) the commingling by the Transferor or any of its Affiliates (including without limitation the Originator in its capacity as Collection Agent) of Collections of Receivables at any time with other funds;

        (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of any Transfer or the acceptance of the transfer of Receivables or in respect of any Receivable, Related Security or Related Contract; or

        (x) any fine, penalty, tax or other charge asserted against any Indemnified Party by any governmental authority or agency or any other Person resulting from any Obligor's use, possession or ownership of any Equipment.

        SECTION 3.02.  Recourse for Yield.  The Transferor hereby agrees to
                       ------------------
pay to the Agent, for pro rata distribution to each Transferee, (a) on the last day of each Fixed Period, any deficiency between (i) Collections applied to payment of accrued but unpaid Yield on such last day pursuant to Section 1.03(c)(i), and (ii) the amount of accrued but unpaid Yield on such last day on the Capital of the relevant Receivables Pool, and (b) on each day on which Collections are to be deposited into the Agent's Account pursuant to Section 1.03(b)(ii), any deficiency between (i) the amount of Collections so deposited on such day allocable to payment of accrued but unpaid Yield on the Capital associated with the relevant Fixed Period and (ii) the amount of accrued but unpaid Yield on such Capital on such day.

        SECTION 3.03.  Repurchase of Ineligible and Certain Other Receivables.
                       ------------------------------------------------------
(a) The Transferor shall, upon not less than two Business Days' notice from the Agent, repurchase (at the repurchase price specified in Section 3.03(b) below) on the next succeeding Settlement Date:

        (i) any Receivable that was not an Eligible Receivable at the time of the related Transfer or that thereafter ceases to be an Eligible Receivable; and

       (ii) any Receivable as to which the Agent (for the benefit of the Transferees) does not have a first priority perfected interest free and clear of any Adverse Claim.

       (b) Each repurchase of a Receivable under Section 3.03(a) above shall include the repurchase of all other Receivables relating to the same Contract. The repurchase price shall be an amount equal to the Outstanding Balance of the related Contract plus accrued but unpaid Yield thereon to the date of repurchase. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Receivables received during the Settlement Period preceding such Settlement Date and the amount of each such Collection shall be applied as provided in Section 1.03.


                                 ARTICLE IV

                         ADMINISTRATION AND COLLECTION
                                 OF RECEIVABLES

       SECTION 4.01.  Designation of Collection Agent.  The servicing,
                      -------------------------------
administration and collection of the Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to the Transferor of the designation of a new Collection Agent, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent at any time may designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for the servicing, administration or collection of the Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

       SECTION 4.02.  Duties of Collection Agent.  (a)  The Collection Agent
                      --------------------------
shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Transferor and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 4.01, as agent for themselves and for the Transferees to enforce their respective rights and interests in the Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Transferor and the Transferees.

     (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 1.03.

     (c) If no Special Event shall have occurred and be continuing, the Originator, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Originator deems appropriate to maximize Collections thereof.

     (d) The Collection Agent shall hold in trust for the Transferor and each Transferee, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Receivables.

     (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Transferor any cash collections or other cash proceeds received with respect to receivables not transferred to the Transferees pursuant to the Agreement constituting Receivables.

     (f) The Collection Agent shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Agent and the Transferees pursuant to Section 1.03.

     (g) Prior to the 15th calendar day of each month, the Collection Agent shall prepare and forward to the Agent a Transferor Report relating to the Receivables outstanding on the last day of the immediately preceding month.

     SECTION 4.03.  Certain Rights of the Agent.
                    ---------------------------

     Following the occurrence of a Special Event,

         (a) The Agent may direct the Obligors that all payments thereunder be made directly to the Agent or its designee.

         (b) At the Agent's request and at the Transferor's expense, the Transferor shall notify each Obligor of the interest of the Agent in the Receivables under this Agreement and direct that payments be made directly to the Agent or its designee.

         (c) At the Agent's request and at the Transferor's expense, the Transferor and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Receivables and the Related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

         (d) The Transferor authorizes the Agent to take any and all steps in the Transferor's name and on behalf of the Transferor that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing the Receivables and the Related Security and related Contracts.

     SECTION 4.04.  Rights and Remedies.  (a)  If the Collection Agent fails to
                    -------------------
perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's costs and expenses incurred in connection therewith shall be payable by the Transferor (if the Collection Agent that fails to so perform is the Transferor or its designee).

     (b) The Transferor and the Originator shall perform their respective obligations under the Related Contracts to the same extent as if the Receivables had not been transferred and the exercise by the Agent on behalf of the Transferees of their rights under this Agreement shall not release the Collection Agent or the Transferor from any of their duties or obligations with respect to any Receivables or Related Contracts. Neither the Agent nor the Transferees shall have any obligation or liability with respect to any Receivables or Related Contracts, nor shall any of them be obligated to perform the obligations of the Transferor thereunder.

     (c) In the event of any conflict between the provisions of Article V of this Agreement and Article VI of the Transfer Agreement, the provisions of this Agreement shall control.

     SECTION 4.05.  Further Actions Evidencing Transfers.  The Originator agrees
                    ------------------------------------
from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivables transferred hereunder, or to enable the Transferees or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Originator will upon the request of the Agent (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests;

(ii) mark conspicuously each invoice evidencing each Receivable and the Related Contract with a legend, acceptable to the Agent, evidencing that such Receivables have been transferred; and (iii) mark its master data processing records evidencing such Receivables and the Related Contracts with such a legend.

     SECTION 4.06.   Covenants of the Collection Agent and the Originator.  (a)
                     ----------------------------------------------------
Audits.  The Collection Agent will, from time to time during regular business
------
hours as requested by the Agent, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

     (b) Change in Credit and Collection Policy.  The Originator will not make
         --------------------------------------
any change in the Credit and Collection Policy that would impair the collectibility of any Receivable or the ability of the Originator (if it is acting as Collection Agent) to perform its obligations under this Agreement.

     SECTION 4.07.  Indemnities by the Collection Agent.  Without limiting any
                    -----------------------------------
other rights that the Agent, any Transferee or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under
                     -------------------------
applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as

"Special Indemnified Amounts") arising out of or resulting from any of the
----------------------------
following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of interests in the Receivables or in respect of any Receivable or any Contract):

         (i) any representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

         (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or Contract; or the failure of any Receivable or Contract to conform to any such applicable law, rule or regulation;

         (iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pools, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

         (iv) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

         (v) the commingling of Collections at any time by the Collection Agent with other funds;

         (vi) any action or omission by the Collection Agent reducing or impairing the rights of the Transferees with respect to any Receivable or the value of any Receivable;

         (vii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

         (viii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.


                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.01.       Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement and no consent to any departure by the Transferor therefrom shall be effective unless in a writing signed by the Agent, as agent for the Transferees and, in the case of any amendment, also signed by the Transferor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Transferee or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 5.02.       Notices, Etc.  All notices, demands and other
                         ------------
communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case a hard copy shall also be sent by regular mail) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

          If to the Transferor:

               IKON FUNDING INC.
                   501 Silverside Road, Suite 28,
                   Wilmington, Delaware 19809
               Attention: Robert McLain

          If to the Originator or Collection Agent:

               IKON CAPITAL INC.
                   1738 Bass Road
                   Macon, Georgia 31210
               Attention: Harry G. Kozee
               Tel. No.: (912) 471-2306
               Facsimile No.: (912) 471-2376

          with a copy to:

               ALCO STANDARD CORPORATION
                   925 Duportail Road
                   Wayne, Pennsylvania 19087
               Attention: Jack Quinn
               Tel. No.: (610) 296-8000
               Facsimile: (610) 296-3248

          If to the Agent:

               ROYAL BANK OF CANADA
               One Financial Square (corner of Front Street
                   and Old Slip)
               23rd Floor
               New York, NY  10005-3531
               Attention:      Managing Director,
                               North American Securitization Group
               Tel. No.:       (212) 428-6474
               Facsimile No.:  (212) 428-2304

          If to the Issuer:

               OLD LINE FUNDING CORP.
               c/o Lord Securities Corporation
               Two Wall Street, 19th Floor
               New York, New York  10005
               Attention:      Andrew L. Stidd
                               Vice President
               Tel. No.:       (212) 346-9000
               Facsimile No.:  (212) 346-9012

     SECTION 5.03.       Assignability.  (a)  This Agreement and each
                         -------------
Transferee's rights and obligations herein (including rights in the Receivables) shall be assignable by each Transferee and its successors and assigns. Each assignor of Receivables or any interest therein shall notify the Agent and the Transferor of any such assignment. Each assignor of Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information, relating to the Transferor or the Receivables, which was furnished to such assignor by or on behalf of the Transferor or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Transferor received by it from any of the foregoing entities.

     (b) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns; provided that any
                                                           --------
costs incurred by the Agent in connection with such assignment shall be for the account of the Agent.

     (c) The Transferor may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent, which consent will not be unreasonably withheld.

     (d) Without limiting any other rights that may be available under applicable law, the rights of the Transferees may be enforced through them or by their agents.

     SECTION 5.04.       Costs, Expenses and Taxes.  (a)  In addition to the
                         -------------------------
rights of indemnification granted under Section 3.01 hereof, the Transferor agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement, any transfer agreement or similar agreement relating to the transfer of interests in Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and all costs and expenses, if any (including reasonable counsel fees and expenses) of the Agent, the Transferees and their respective Affiliates and agents, in connection with the enforcement of this Agreement, and the other documents and agreements to be delivered hereunder.

     (b) The Transferor shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Transferor agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees, any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Transferor agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 5.05.       No Proceedings.  Each of the Originator, the
                         --------------
Transferor, the Agent, each Transferee, each assignee of a Receivable or any interest therein and each entity which enters into a commitment to acquire Receivables or interests therein hereby agrees that it will not institute against, or join any other person in instituting against, the Issuer any proceeding of the type referred to in paragraph (i) of Exhibit V so long as any commercial paper issued by the Issuer shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

     SECTION 5.06.       Confidentiality.  Unless otherwise required by
                         ---------------
applicable law, the Transferor agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to (a) third parties
           --------
to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, and
(b) the Transferor's legal counsel and auditors if they agree to hold it confidential.

     SECTION 5.07.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                         -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE TRANSFEREES IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 5.08.  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 5.09.  Termination.  (a) Except as provided in subsection (b)
                    -----------
below, this Agreement shall terminate on the date on which each Transferee receives an amount equal to its pro rata portion of the Capital plus accrued Yield thereon plus all other amounts due to it under this Agreement and the Agent receives all amounts due to it under this Agreement (the "Termination
                                                                -----------
Date"). Upon such termination, the Agent will, at the Transferor's cost and expense, take such actions as are reasonably requested to terminate this Agreement and the Transfer contemplated thereby (including, without limitation, executing UCC termination statements).

     (b) The provisions of Sections 1.06, 1.08, 1.09, 1.10, 1.11, 3.01, 4.07,
5.04, 5.05 and 5.06 shall survive any termination of this Agreement.

     SECTION 5.10.  Tax Treatment.  It is the intention of the Transferor
                    -------------
and the Agent that for federal, state and local income and franchise tax purposes, the Capital will be treated as evidence of indebtedness of the Transferor secured by the Receivables, the Related Security and Collections and other proceeds thereof. The Transferor, the Agent and the Issuer, by entering into this Agreement, intend to treat the Capital as indebtedness.

     The provisions of this Agreement and all related Transaction Documents shall be construed to further such intentions of the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRANSFEROR:                   IKON FUNDING INC.


                              By: /s/ Robert K. McLain
                                  -------------------------------
                                  Name:  Robert K. McLain
                                  Title: President


ORIGINATOR AND                IKON CAPITAL INC.
COLLECTION AGENT:

                              By: /s/ Robert M. Kearns II
                                  -------------------------------
                                  Name:  Robert M. Kearns II
                                  Title: Vice President


ISSUER:                       OLD LINE FUNDING CORP.

                              By: Royal Bank of Canada,
                                  as Attorney in Fact


                                  By: /s/ Lynne M. Lowen
                                      --------------------------------
                                      Name:  Lynne M. Lowen
                                      Title: Senior Manager

                                  By: [SIGNATURE APPEARS HERE]
                                      --------------------------------
                                      Name:
                                      Title:

AGENT:             ROYAL BANK OF CANADA


                                  By: /s/ Lynne M. Lowen
                                      --------------------------------
                                      Name:  Lynne M. Lowen
                                      Title: Senior Manager


                                  By: [SIGNATURE APPEARS HERE]
                                      --------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT I

                                  DEFINITIONS


     As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adverse Claim" means a lien, security interest or other charge or
      -------------
encumbrance, or any other type of preferential arrangement.

     "Affiliate" means, as to any Person, any other Person that, directly or
      ---------
indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

     "Agent's Account" means the special account (account number 04-872-850; ABA
      ---------------
number 021001033) of the Agent in the name of Old Line Funding Corporation maintained at the office of Bankers Trust Company at Four Albany Street, New York, New York for the benefit of the Transferees.

     "Aggregate Adjusted Outstanding Balance" means, with respect to any
      --------------------------------------
Receivables to be transferred pursuant to Section 1.02, the aggregate Outstanding Balance of the Contracts related to such Receivables less the Discount with respect to such Receivables.

     "Alternate Base Rate" means a fluctuating interest rate per annum as shall
      -------------------
be in effect from time to time, which rate shall be at all times equal to the highest of:

           (a) the rate of interest announced publicly by Royal Bank of Canada in New York, New York, from time to time as its base commercial lending rate;

         (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Royal Bank of Canada on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Royal Bank of Canada from three New York certificate of deposit dealers of recognized standing selected by Royal Bank of Canada, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

         (c) the Federal Funds Rate.

     "Applicable Percentage" means, with respect to the Consideration payable
      ---------------------
with respect to Receivables, a percentage equal to the product of (a) four, (b) the weighted average life of such Receivables expressed in years and fractions thereof and as reported in the most recent Transferor Report and (c) the product of (i) average of the Default Ratios for the twelve months preceding the related Transfer Date and (ii) 12.

     "Assignee Rate" for any Fixed Period for any Receivables Pool means an
      -------------
interest rate per annum equal to 1 1/2% per annum above the Eurodollar Rate for such Fixed Period; provided, however, that in the case of
                   --------  -------

     (i) any Fixed Period on or prior to the first day of which any Transferee shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Transferee to fund the Transfer or the maintenance of its interest in such Receivables Pool at the Assignee Rate set forth above

(and such Transferee shall not have subsequently notified the Agent that such circumstances no longer exist),

     (ii)  any Fixed Period of one to (and including) 29 days,

     (iii) any Fixed Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period that the associated Receivables Pool will not be funded by issuance of commercial paper, or

     (iv) any Fixed Period for which any Transferee's interest in the Capital allocated thereto is less than $250,000,

the "Assignee Rate" for each such Fixed Period shall be an interest rate per
     -------------
annum equal to 1 1/2% per annum above the Alternate Base Rate in effect on the first day of such Fixed Period.

     "Business Day" means any day on which (i) banks are not authorized or
      ------------
required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out on the London interbank market.

     "Capital" means the aggregate Consideration for all Transfers that have
      -------
occurred on or prior to such date, reduced from time to time by Collections distributed on account of Receivables and applied to reduce Capital pursuant to
Section 1.03(c)(iii) of the Agreement; provided, that if such Capital shall have
                                       --------
been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

     "Collection Agent" means at any time the Person then authorized pursuant to
      ----------------
Section 4.01 of the Agreement to administer and collect Receivables.

     "Collection Agent Fee" has the meaning specified in Section 1.04(c) of the
      --------------------
Agreement.

     "Collections" means, with respect to any Receivable, (i) all cash
      -----------
collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable (including, without limitation, payments under the related Contract due upon or in connection with (a) Obligor's default under the Contract, (b) loss, theft or damage to the related Equipment, or (c) renewal of the Contract), provided, that Collections shall not include collections which represent the
--------
payment of (x) maintenance charges or (y) insurance premiums, and (ii) any Collection of such Receivable deemed to have been received pursuant to the Agreement.

     "Consideration" has the meaning set forth in Section 1.02(a) of the
      -------------
Agreement.

     "Contract" means a closed-end lease agreement between the Originator and an
      --------
Obligor having an original lease/loan term not exceeding 60 months, in substantially the form of one of the forms of written contract set forth in Annex A hereto or otherwise approved by the Agent, which has been sold to Transferor pursuant to the Transfer Agreement, pursuant to or under which such Obligor shall be obligated to pay for the lease of Equipment.

     "Credit and Collection Policy" means those receivables collection policies
      ----------------------------
and practices of the Originator in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

     "Dealer" means each of the Persons set forth on Exhibit VI hereto, as such
      ------
Exhibit may be amended from time to time by the Transferor with the consent of the Agent.

     "Debt" means (i) indebtedness for borrowed money, (ii) obligations
      ----
evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Default Ratio" means the ratio (expressed as a percentage) computed as of
      -------------
the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Related Contracts having one or more Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the Transferor during such month by (ii) the aggregate Outstanding Balance of all Related Contracts on such day.

     "Defaulted Receivable" means a Receivable:
      --------------------

         (i) as to which any payment, or part thereof, remains unpaid for 120 or more days from the original due date for such payment;

         (ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph
     (i) of Exhibit V; or

         (iii) which, consistent with the Credit and Collection Policy, would be retransferred to the related Dealer as uncollectible.

     "Delinquency Ratio" means the ratio (expressed as a percentage) computed as
      -----------------
of the last day of each calendar month by dividing (i) the aggregate amount of all Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Related Contracts on such day.

     "Delinquent Receivable" means a Receivable that is not a Defaulted
      ---------------------
Receivable and:

         (i) as to which any payment, or part thereof, remains unpaid for 30 or more days from the original due date for such payment; or

         (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator or the Transferor.

     "Designated Account" means an account in the name of and owned by the
      ------------------
Agent, designated by the Agent in a writing delivered to the Transferor, for the purpose of receiving Collections of Receivables.

     "Designated States" means the states set forth on Exhibit VIII hereto, as
      -----------------
such Exhibit may be amended from time to time by the Transferor with the consent of the Agent.

     "Discount" means, with respect to any group of Receivables, the product of
      --------
(a) the aggregate Outstanding Balance of the Related Contracts relating to such Receivables and (b) the Applicable Percentage in respect of such Receivables.

     "Eligible Receivable" means, at the relevant time of determination, a
      -------------------
Receivable:

         (i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto, and is not the federal government, the government of a Designated State or a governmental subdivision or agency of the federal government or the government of a Designated State;

         (ii) the Obligor of which has not been disapproved by the Agent on or prior to the date of the Transfer and which, at the time of the Transfer, is not the Obligor of any Defaulted Receivables;

         (iii)  which at the time of the Transfer is not a Defaulted
     Receivable;

         (iv) (a) which arises under a Contract with a remaining term of not more than 60 months and (b) which, according to such Contract, consists of substantially equal monthly Periodic Payments which are required to be paid within 30 days of the billing date therefor;

         (v) which arose pursuant to a Contract which is "chattel paper" within the meaning of Section 9-105 of the UCC of the applicable jurisdictions governing the perfection of the interest created in the Receivables;

         (vi) which is denominated and payable in United States dollars in the United States;

         (vii) which arises under a Contract (a) which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except as limited by applicable bankruptcy law), (b) in respect of which, prior to the date it is transferred hereunder, the Equipment has been delivered and accepted and (c) which pursuant to its terms is not cancellable by the lessee before the end of its stated term;

         (viii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, consumer leasing, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Transferor, the Originator or the related Obligor is in violation of any such law, rule or regulation in any material respect;

         (ix) with regard to which there exists only one executed original Contract, which is in the possession of Transferor on the Transfer Date of such Receivable;

         (x) which represents payments due to the Originator and does not represent any payments payable for the account of any Person other than the Originator under the Contract relating to such Receivable or any sales or use tax payable under such Contact;

         (xi) which satisfies all applicable requirements of the Credit and Collection Policy;

         (xii) which, after giving effect to the acquisition thereof, would not result in the aggregate Outstanding Balance of Related Contracts of any single Obligor exceeding 2% of the aggregate Outstanding Balance of all Related Contracts;

         (xiii) as to which, at or prior to the time of the Transfer, the Agent has not notified the Transferor that such Receivable (or class of Receivables) is not acceptable for transfer to the Issuer hereunder;

         (xiv) the transfer or assignment of which does not contravene any applicable law, rule or regulation; and

         (xv) which was originated by a Dealer.

     "Equipment" with respect to any Receivable means office, business or other
      ---------
equipment leased or sold to an Obligor by the Originator pursuant to a Contract (including any modifications or substitutions of equipment pursuant to the original Contract giving rise to such Receivable).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Rate" means, for any Fixed Period for any Receivables Pool, an
      ---------------
interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks) (the "Telerate LIBO Page"); provided
                                              ------------------
that if on any Business Day on which the Eurodollar Rate is to be determined, no offered rate appears on the Telerate LIBO Page, the Agent will request the principal London office of Royal Bank of Canada (the "Eurodollar Reference
                                                      --------------------
Bank"), to provide the Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period if the Eurodollar Reference Bank does not furnish timely information to the Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period.

     "Eurodollar Rate Reserve Percentage" of any Transferee for any Fixed Period
      ----------------------------------
in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Transferee with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

     "Facility Termination Date" means the earlier of the Scheduled Termination
      -------------------------
Date, or the Termination Date.

     "Federal Funds Rate" means, with respect to any day, the rate set forth in
      ------------------
H.15(519) for that day opposite the caption "Federal Funds (Effective)."

     If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate". If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

     "Fixed Period" means for any Receivables Pool:
      ------------

         (a) initially the period commencing on the date of the Transfer of such Receivables Pool and ending such number of days as the Transferor shall select and the Agent shall approve, up to 270 days from such date; and

         (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Receivables Pool and ending such number of days (not to exceed 270 days) as the Transferor shall select and the Agent shall approve on notice by the

     Transferor selecting the Yield Rate and received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day, except that if the Agent shall not have
                                       ------
     received such notice or approved such period on or before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

provided that
--------

         (i) any Fixed Period in respect of which Yield is computed by reference to the Transferee Rate shall be a period from one to and including 270 days, as the Transferor shall select and the Agent shall approve on notice received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on the last day of the immediately preceding Fixed Period;

         (ii) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period from one to and including 29 days, or a period of one, two, three or six months, as the Transferor shall select and the Agent shall approve on notice received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. on (a) the third Business Day before the first day of such Fixed Period (in the case of Fixed Periods of one, two, three or six months) or
     (b) the first day of such Fixed Period (in the case of Fixed Periods of one to 29 days);

         (iii) any Fixed Period (other than one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of
                              --------  -------
     such Fixed Period is calculated by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

         (iv) in the case of any Fixed Period of one day, (a) if such Fixed Period is the initial Fixed Period, such Fixed Period shall be the date of the Transfer; (b) if the immediately preceding Fixed Period is more than one day, such Fixed Period shall be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, such Fixed Period shall be the day next following such immediately preceding Fixed Period, or (c) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

          (v) in the case of any Fixed Period for any Receivables Pool which commences before the Fixed Period Termination Date and would otherwise end after the Fixed Period Termination Date, such Fixed Period shall end on the Fixed Period Termination Date; provided, however, that the duration of each
                                    --------  -------
     Fixed Period which commences on or after the Fixed Period Termination Date shall be of such duration as shall be selected by the Agent.

     "Fixed Period Termination Date" means the earlier of the day specified
      -----------------------------
pursuant to Section 2.02 of the Agreement and the Termination Date.

     "IKON Group" means, collectively, the Transferor, the Originator and the
      ----------
Parent.

     "Indemnified Amounts" has the meaning specified in Section 3.01 of the
      -------------------
Agreement.

     "Indemnified Party" has the meaning specified in Section 3.01 of the
      -----------------
Agreement.

     "Investment Grade" means, with respect to any entity's long-term public
      ----------------
senior debt securities, a rating of at least BBB- by Standard & Poor's Ratings Group and, if rated by Fitch Investors Service, L.P., a rating of at least BBB-; provided, that if such entity's long-term public senior debt securities are
--------
rated by more than one of the rating agencies set forth above, then each rating agency which rates such securities shall have given them a rating at least equal to the categories specified above.

     "Issuer" means Old Line Funding Corp. and any successor or assign of the
      ------
Issuer that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

     "Obligor" means a Person obligated to make payments pursuant to a Contract;
      -------
provided that in the event that any payments in respect of a Contract are made
--------
by any other Person, such other Person shall be deemed to be an Obligor.

     "Other Corporations" means the Parent, the Originator and all of its
      ------------------
Subsidiaries except the Transferor.

     "Originator" means IKON Capital Inc., a Delaware corporation, in its
      ----------
capacity as originator under the Transfer Agreement.

     "Outstanding Balance" of any Contract at any date means the net present
      -------------------
value of the total Periodic Payments due to Transferor over the remaining term of the Contract (net of any security deposits or advance rental payments received by Transferor) and not yet paid by the Collection Agent pursuant to the provisions of Section 1.03(b) determined by discounting on a monthly basis each such Periodic Payment from the Settlement Date immediately following the calendar month in which such Periodic Payment is due to the Settlement Date as of which such present value calculation is made at a rate equal to the implied interest rate used by the Originator or the applicable Dealer in originating such Contract (assuming a calendar year consisting of twelve 30-day months).

     "Parent" means Alco Standard Corporation, an Ohio corporation.
      ------

     "Periodic Payments" means the aggregate base rental amounts coming due on a
      -----------------
monthly basis pursuant to the Contracts giving rise to

Receivables, excluding any maintenance charges or, with respect to Contracts covering photocopiers, any per copy charges.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Receivable" means the obligations of any Obligor under a Related Contract,
      ----------
and includes monies received subsequent to the related Transfer Date with respect to (i) all Periodic Payments, (ii) any amounts payable by the Obligor under such Contract upon exercise of purchase options included in such Contract or upon other disposition of the related Equipment and (iii) all obligations of such Obligor to pay interest or finance charges and other obligations of such Obligor (other than obligations in respect of taxes or insurance or similar escrow arrangements of any kind) with respect thereto, and all other payments (other than in respect of taxes or insurance or similar escrow arrangements of any kind) received by the Transferor in respect of such Equipment pursuant to such Contract. Each Periodic Payment with respect to each Related Contract shall constitute a separate Receivable except as otherwise stated. A Receivable arising under a Related Contract for which the Outstanding Balance has been collected shall no longer constitute a "Receivable" outstanding hereunder.

     "Receivables Pool" has the meaning set forth in Section 1.03(f), provided,
      ----------------                                                --------
that prior to the allocation of Receivables to Receivables Pools referred to therein, all of the Receivables shall be deemed to constitute a single Receivables Pool.

     "Related Contract" means a Contract included in the List of Contracts
      ----------------
delivered to the Agent pursuant to paragraph (j) of Exhibit IV hereof; provided,
                                                                       --------
that after the Outstanding Balance of such Contract has been collected, it shall no longer constitute a "Related Contract" hereunder.

     "Related Security" means with respect to any Receivable:
      ----------------

         (i) all other security interests or liens and property subject thereto (other than Equipment) from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (ii) all guaranties (other than the Support Agreement), insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable (or insuring for loss or liability with respect to the related Equipment), whether pursuant to the Contract related to such Receivable or otherwise and all of the Transferor's rights (if any) to recourse, repurchase or indemnity against any dealer or other Person from which the Transferor purchased the Contract related to such Receivable; and

         (iii) the related Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

     "Required Balance" means, with respect to any Settlement Date, an amount
      ----------------
equal to the product of (a) the Capital on such Settlement Date and (b) one plus the Applicable Percentage.

     "Scheduled Termination Date" shall mean September 30, 1997; provided that
      --------------------------                                 --------
unless the Agent notifies the Transferor in writing not less than 30 days prior to the then-current Scheduled Termination Date, the Scheduled Termination Date shall be automatically extended to the date that is 364 days following such Scheduled Termination Date.

     "Settlement Date" means, for each Receivables Pool, the fifteenth calendar
      ---------------
day of each month, commencing October 15, 1996; provided, that if
                                                --------
such fifteenth day of any calendar month shall not be a Business Day, then the Settlement Date shall be the next succeeding Business Day; and provided,
                                                               --------
further, that on and after the Fixed Period Termination Date, the Settlement
-------
Date shall mean the last day of each Fixed Period.

     "Settlement Period" means the period beginning on the first day of each
      -----------------
calendar month and ending on the last day of such calendar month; provided, that
                                                                  --------
notwithstanding the foregoing, the first Settlement Period shall begin on the initial Transfer Date and provided, further, that in the case of any Settlement
                          --------  -------
Period which commences before the Fixed Period Termination Date and would otherwise end after the Fixed Period Termination Date, such Settlement Period shall end on the Fixed Period Termination Date, and on and after the Fixed Period Termination Date, "Settlement Period" shall mean each Fixed Period.

     "Special Event" means a Trigger Event or an event that but for notice or
      -------------
lapse of time or both would constitute a Trigger Event or the Agent's deeming itself reasonably insecure.

     "Special Indemnified Amounts" has the meaning specified in Section 5.07 of
      ---------------------------
the Agreement.

     "Special Indemnified Party" has the meaning specified in Section 5.07 of
      -------------------------
the Agreement.

     "Subsidiary" means any corporation of which securities having ordinary
      ----------
voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Transferor, the Originator or the Parent, as the case may be, or one or more Subsidiaries, or by the Transferor, the Originator or the Parent, as the case may be, and one or more Subsidiaries.

     "Support Agreement" means the operating agreement dated August 15, 1994
      -----------------
between the Originator and the Parent, as such agreement may be amended or supplemented from time to time.

     "Termination Date" has the meaning specified in Section 5.09(a) of the
      ----------------
Agreement.

     "Transaction Document" means any of the Agreement, the Transfer Agreement
      --------------------
and all other agreements and documents delivered and/or related hereto or thereto.

     "Transfer" has the meaning specified in Section 1.01 of the Agreement.
      --------

     "Transfer Agreement" means the Transfer Agreement dated as of the date
      ------------------
hereof between the Transferor and the Originator, as such agreement may be amended from time to time.

     "Transfer Date" has the meaning specified in Section 1.02(a) of the
      -------------
Agreement.

     "Transfer Limit" means $150,000,000.
      --------------

     "Transferee" means the Issuer and all other owners by assignment or
      ----------
otherwise of Receivables or any interest therein and, to the extent of the undivided interests so purchased, shall include any participants.

     "Transferee Rate" means, for any Fixed Period for any Receivables Pool, to
      ---------------
the extent the Issuer funds such Receivable Interest for such Fixed Period by issuing commercial paper, the rate per annum (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Issuer, issued to fund the acquisition or maintenance of such Receivables Pool may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of the Issuer as agreed between each such agent or dealer and the Agent and notice of which has been given by the Agent to the Collection Agent, which rate shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of the Issuer); provided, that if the rate (or rates) as
                                        --------
agreed between any such agent or dealer and the Agent is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "Transferor Report" means a report, in substantially the form of Annex B
      -----------------
hereto, furnished by the Collection Agent to the Agent pursuant to Section 5.02 of the Agreement.

     "Trigger Event" has the meaning specified in Exhibit V.
      -------------

     "UCC" means the Uniform Commercial Code as from time to time in effect in
      ---
the specified jurisdiction.

     "Yield" means:
       -----

         (i) for any Fixed Period for any Receivables Pool to the extent the Issuer will be funding the Transfer or the maintenance of its interest in the Receivables during such Fixed Period through the issuance of commercial paper,

                                  TR x C x ED
                                          ---
                                          360

         (ii) for any Fixed Period for any Receivables Pool to the extent a Transferee will not be funding the Transfer or the maintenance of its interest in the Receivables during such Fixed Period through the issuance of commercial paper,

                                  AR x C x ED
                                           ---
                                           360
where:

        AR  =  the Assignee Rate for such Fixed Period for such
               Receivables Pool;

        C   =  the Capital of such Receivables Pool during such
               Fixed Period;

        TR  =  the Transferee Rate for the Issuer for such Fixed
               Period for such Receivables Pool;

        ED = the actual number of days elapsed during such Fixed Period;

provided, that no provision of the Agreement shall require the payment or permit
--------
the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield shall not be considered paid by any
    --------  -------
distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "Yield Rate" for any Receivables Pool for any Fixed Period means the
      ----------
Transferee Rate or the Assignee Rate with regard to which Yield for such Receivables Pool for such Fixed Period is calculated.

                                     - - - - - -

     Other Terms.  All accounting terms not specifically defined herein shall be
     -----------
construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                            CONDITIONS OF TRANSFERS


     1.   Conditions Precedent to the Initial Transfer.  The initial Transfer is
          --------------------------------------------
subject to the conditions precedent that the Agent shall have received on or before the date of such Transfer the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

     (a) Certified copies of the resolutions of the Board of Directors of the Transferor approving the Transaction Documents and all related actions, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents and such actions.

     (b) Certified copies of the resolutions of the Board of Directors of the Originator approving the Transaction Documents and all related actions, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents and such actions.

     (c) A certificate of the Secretary or Assistant Secretary of the Transferor certifying the names and true signatures of the officers of the Transferor, authorized to sign the Transaction Documents and the other documents to be delivered by it thereunder.

     (d) A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers of the Originator authorized to sign the Transaction Documents and the other documents to be delivered by it thereunder.

     (e) A copy of the certificate or articles of incorporation of the Transferor, and a certificate as to the good standing of the Transferor from such Secretary of State or other official, dated as of a recent date.

     (f) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the of the Transfer under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests contemplated by the Agreement.

     (g) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the (i) Receivables, Related Contracts or Related Security previously granted by the Transferor and the Originator and (ii) the collateral security referred to in Section 1.13.

     (h) Completed requests for information, listing the financing statements referred to in subsection (f) above and all other effective financing statements filed in the jurisdictions referred to in subsection (f) above that name the Transferor as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Related Contracts, Related Security or the collateral security referred to in Section 1.13).

     (i) A favorable opinion of Karin M. Kinney, Esq., counsel for the Transferor and the Originator, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

     (j) The fee agreement referred to in Section 1.04, duly executed by all parties thereto.

     (k) The Transfer Agreement, duly executed by all parties thereto.

     (l) Satisfactory results of a review and audit by the Agent of the Originator's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts.

     Payment of the Consideration for the initial Transfer hereunder shall constitute acknowledgment by the Agent that all of the conditions set forth have been fulfilled or waived.

     2.   Additional Conditions Precedent.  Each Transfer shall be subject to
          -------------------------------
the further conditions precedent that

     (a) on or prior to the date of such Transfer, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Transferor Report dated within 30 days prior to the date of the Transfer together with a listing by Obligor of all Receivables and such additional information as may reasonably be requested by the Agent;

     (b) on the date of the Transfer the following statements shall be true (and acceptance of the proceeds of the Transfer shall be deemed a representation and warranty by the Transferor that such statements are then true):

         (i)   The representations and warranties of the Transferor contained in
Exhibit III are correct on and as of the date of the Transfer as though made on and as of such date;

         (ii) No event has occurred and is continuing, or would result from the Transfer, that constitutes a Special Event;

         (iii) The representations and warranties of the Originator contained in the Transaction Documents are correct on and as of the date of the Transfer as though made on and as of such date; and

         (iv) All of the Originator's long-term public senior debt securities are rated Investment Grade;

     (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request; and

     (d) the Transferor shall not have received written notice from the Agent at least one Business Day prior to the proposed Transfer Date that the Agent shall not accept any further Transfers.

                                  EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES


     The Transferor represents and warrants as follows:

     (a) The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

     (b) The execution, delivery and performance by the Transferor of the Transaction Documents (i) are within the Transferor's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Transferor's charter or by-laws, (2) any law, rule or regulation applicable to the Transferor, (3) any contractual restriction binding on or affecting the Transferor or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; and no transaction contemplated by the Agreement requires compliance with any bulk sales act or similar law. Each of the Transaction Documents has been duly executed and delivered by the Transferor.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Transferor of the Transaction Documents, except for the filing of the UCC financing statements which are referred to therein.

     (d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms.

                                     III-1

     (e) The balance sheets of the Originator and its Subsidiaries as at September 30, 1995 and June 30, 1996 and the related statements of income and retained earnings of the Originator and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Originator and its Subsidiaries as at such date and the results of the operations of Originator and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1996 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. Since the date of its incorporation, there has not been a material adverse change in the business, operations, property or financial or other condition of the Transferor.

     (f) There is no pending or threatened action or proceeding affecting the Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Originator or any of its Subsidiaries or the ability of the Transferor or the Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; neither the Originator nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body.

     (g) No proceeds of any Transfer will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     (h) The Transferor has the right to transfer each Receivable and all Related Security together with the Contract and the Equipment related thereto, free and clear of any Adverse Claim except, in the case of Equipment only, the interest therein of the Obligor created pursuant to the Related Contract or the interest of contract originators or in the residual value of the Equipment other than the effect of the Agreement and the transactions contemplated hereby. Upon the Transfer, the Agent (for the benefit of the Transferees) will acquire a valid and perfected first priority interest in each Receivable and in the Related Security

                                     III-2

(except to the extent noted above) and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Related Contract or any Receivable or the Related Security or Collections with respect thereto is on file in any recording office except for those filed in favor of the Agent relating to the Agreement, UCC Financing Statements, if any, filed in favor of Transferor, as secured party, which cover only Equipment, accessories, attachments and additions thereto, and substitutions and proceeds thereof and those filed by the Transferor pursuant to the Transfer Agreement.

     (i) Each Transferor Report (if prepared by the Originator or one of its Affiliates, or to the extent that information contained therein is supplied by the Transferor, the Originator or any Affiliate thereof), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Transferor or the Originator to the Agent or any Transferee in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Transferees, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (j) The principal place of business and chief executive office of the Transferor and the office where the Transferor keeps its records concerning the Receivables are located at the respective addresses identified on Exhibit VII.

     (k) The Outstanding Balance with respect to each Receivable, as of the date of Transfer of such Receivable, is correctly set forth on Schedule II.

     (l) Schedule II sets forth accurately and completely in all material respects, as of the date of Transfer of each Receivable, the information with respect to each such Receivable transferred on such date.

     (m) Each Contract giving rise to a Receivable provides for Periodic Payments that will fully amortize such Receivable over the term of the

                                     III-3

Contract related thereto and, except in accordance with the Credit and Collection Policy, the Transferor has not extended or amended, modified or waived the terms of any Receivable or any Contract relating to any Receivable.

     (n) The Transferor is not known by and does not use any tradename or doing-business-as name.

     (o) The Transferor was incorporated on September 12, 1996 and the Transferor did not engage in any business activities prior to the date of the Agreement. The Transferor has no Subsidiaries.

     (p) (i) The fair value of the property of the Transferor is greater than the total amount of liabilities, including contingent liabilities, of the Transferor, (ii) the present fair salable value of the assets of the Transferor is not less than the amount that will be required to pay all probable liabilities of the Transferor on its debts as they become absolute and matured,
(iii) the Transferor does not intend to, and does not believe that it will, incur debts or liabilities beyond the Transferor's abilities to pay such debts and liabilities as they mature and (iv) the Transferor is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Transferor's property would constitute unreasonably small capital.

     (q) With respect to each Receivable, the Transferor shall have received such Receivable from the Originator in exchange for payment (made by the Transferor to the Originator in accordance with the provisions of the Transfer Agreement) of cash in an amount which constitutes fair consideration and reasonably equivalent value. Each such transfer referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originator to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

     (r) With respect to each Receivable transferred hereunder, such Receivable is representative of all of the Receivables owned by the Transferor.

                                     III-4

                                   EXHIBIT IV

                                   COVENANTS


     Until the Termination Date, unless the Agent shall otherwise consent in writing:

     (a) Compliance with Laws, Etc.  The Transferor will comply in all material
         -------------------------
respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables or the ability of the Transferor to perform its obligations under the Transaction Documents.

     (b) Offices, Records and Books of Account.  The Transferor will keep its
         -------------------------------------
principal place of business and chief executive office and the office where it keeps its records concerning the Receivables (and all original documents relating thereto) at the respective addresses set forth on Exhibit VII of the Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Receivables have been taken and completed. The Transferor also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables and Related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each Receivable).

     (c) Performance and Compliance with Related Contracts and Credit and
         ----------------------------------------------------------------
Collection Policy.  The Transferor will, at its expense, timely and
-----------------
fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Related Contracts, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the Related Contract.

     (d) Sales, Liens, Etc.  The Transferor will not sell, assign (by operation
         -----------------
of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, its interest in any Receivable transferred to the Agent or the Transferees under the Agreement or any Related Security, Related Contract or Collections, or assign any right to receive income in respect thereof.

     (e) Extension or Amendment of the Receivables.  Except as provided in
         -----------------------------------------
Article IV of the Agreement, the Transferor will not, and will not permit the Collection Agent to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Related Contract.

     (f) Change in Business or Credit and Collection Policy.  (i)  The
         --------------------------------------------------
Transferor will not make any change in the character of its business, and (ii) the Transferor will not make, and will not permit the Originator to make, any change in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables or the ability of the Transferor or the Originator to perform their respective obligations under the Transaction Documents.

     (g) Change in Payment Instructions to Obligors.  The Transferor will not
         ------------------------------------------
make any change in its instructions to Obligors of Related Contracts regarding payments to be made to the Transferor unless the Agent shall have received notice of and agreed to such addition, termination or change.

     (h) Further Action Evidencing the Transfer.  The Transferor will from time
         --------------------------------------
to time, execute and deliver all further instruments and documents and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the interest in the Receivables transferred to the

Agent (for the benefit of the Transferees) under the Agreement or to enable the Agent or any Transferee to exercise or enforce any of its rights under the Transaction Documents. Without limiting the generality of the foregoing, the Transferor will, or will cause the Collection Agent to, (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and (ii) upon the occurrence of a Special Event, (x) mark conspicuously each Related Contract with a legend, acceptable to the Agent, evidencing that an interest in the Receivable has been transferred to the Agent (for the benefit of the Transferees) under the Agreement; and (y) code the Collection Agent's master data processing records evidencing Receivables and Related Contracts to the foregoing effect. The Transferor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and the Related Security without the signature of the Transferor where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where prohibited by law. If the Transferor fails after notice to perform any of its agreements or obligations under the Transaction Documents, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable as provided in the Agreement.

     (i) Assembly of Documents.  The Transferor will, or will cause the
         ---------------------
Collection Agent to, at the Agent's request following the occurrence of a Special Event, (A) assemble all documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence or relate to the Receivables, and the Related Contracts and Related Security, or which are otherwise necessary or desirable to collect the Receivables, and make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it or the Collection Agent from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (j) Delivery of List of Related Contracts.  The Transferor will on or prior
         -------------------------------------
to the date of each Transfer, deliver to the Agent a complete and accurate list of each Related Contract, together with the contract number, the name of the Obligor and the Outstanding Balance thereof.

     (k) Reporting Requirements.  The Transferor will provide to the Agent (in
         ----------------------
multiple copies, if requested by the Agent) the following:

         (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Originator, balance sheets of the Originator and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of the Originator and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Originator;

         (ii) as soon as available and in any event within 120 days after the end of the each fiscal year of the Originator, a copy of the annual report for such year for the Parent and the Annual Report on Form 10-K for the Originator and its Subsidiaries, containing financial statements for such year audited by Ernst & Young, or other independent public accountants acceptable to the Agent;

         (iii) as soon as possible and in any event within five days after the occurrence of each Special Event, a statement of the chief financial officer of the Transferor setting forth details of such Special Event and the action that the Transferor has taken and proposes to take with respect thereto;

         (iv) promptly after the sending or filing thereof, copies of all reports that the Originator sends to any of its securityholders, and copies of all reports and registration statements that the Originator or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

         (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Originator, the Transferor or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Originator, the Transferor or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Originator, the Transferor or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Originator, the Transferor and/or any such Affiliate in excess of $5,000,000;

         (vi) at least ten Business Days prior to any change in the Transferor's or Originator's name, a notice setting forth the new name and the effective date thereof;

         (vii) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Originator, the Transferor or any of its subsidiaries as the Agent may from time to time reasonably request;

         (viii) promptly after the Transferor obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Transferor or the Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Transferor or the Originator; (b) litigation or proceeding adversely affecting the Transferor's ability to perform its obligations under the Transaction Documents or the Originator's ability to perform their obligations under the Transaction Documents or (c) litigation or proceeding adversely affecting the Transferor or the Originator in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Transferor or the Originator;

         (x) promptly after the Transferor obtains knowledge thereof, notice of any "Event of Termination", "Incipient Event of Termination" or "Facility Termination Date" under the Transfer Agreement;

         (xi) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling or contributing to the Transferor, pursuant to the Transfer Agreement, newly arising Receivables;

         (xii) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Transferor to the effect that, to the best of such officer's knowledge, no Special Event has occurred and is continuing or, if any such Special Event has occurred and is continuing, specifying the nature and extent thereof; and

         (xiii) promptly after receipt thereof, copies of all notices received by the Seller from the Originator under the Transfer Agreement.

     (l) Corporate Separateness.  (i)  The Transferor shall at all times
         ----------------------
maintain at least one independent director who (x) is not currently and has not been during the five years preceding the date of the Agreement an officer, director or employee of an Affiliate of the Originator or any Other Corporation,
(y) is not a current or former officer or employee of the Originator and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

        (ii) The Transferor shall not direct or participate in the management of any of the Other Corporations' operations.

        (iii) The Transferor shall conduct its business from an office separate from that of the Other Corporations (but which may be located in the same facility as one or more of the Other Corporations). The Transferor shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Corporations.

        (iv) The Transferor shall at all times be adequately capitalized in light of its contemplated business.

        (v) The Transferor shall at all times provide for its own operating expenses and liabilities from its own funds.

        (vi) The Transferor shall maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Transferor shall hold itself out to the public under the Transferor's own name as a legal entity separate and distinct from the Other Corporations. The Transferor shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

        (vii) The Transferor shall not become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Corporation.

        (viii) The Transferor shall not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant an Adverse Claim on any of its assets to secure any obligation of any Other Corporation.

         (ix) The Transferor shall not make loans, advances or otherwise extend credit to any of the Other Corporations.

         (x) The Transferor shall hold regular duly noticed meetings of its Board of Directors and make and retain minutes of such meetings.

         (xi) The Transferor shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations.

         (xii) The Transferor shall not engage in any transaction with any of the Other Corporations, except as permitted by its certificate of incorporation.

     (m) Transfer Agreement.  The Transferor will not amend, waive or modify any
         ------------------
provision of the Transfer Agreement or waive the occurrence of any "Event of Termination" under the Transfer Agreement, without in each case the prior written consent of the Agent. The Transferor will perform all of its obligations under the Transfer Agreement in all material respects and will enforce the Transfer Agreement in accordance with its terms in all material respects.

     (n) Nature of Business.  The Transferor will not engage in any business
         ------------------
other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by this Agreement. The Transferor will not create or form any Subsidiary.

     (o) Mergers, Etc.  The Transferor will not merge with or into or
         ------------
consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Agreement and the Transfer Agreement.

     (p) Distributions, Etc.  The Transferor will not declare or make any
         ------------------
dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Transferor, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Transferor or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Transferor may declare and pay cash
             --------  -------
dividends on its capital stock to its shareholders so long as (i) no Special Event shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of Delaware, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Transferor.

     (q) Debt.  The Transferor will not incur any Debt, other than any Debt
         ----
incurred pursuant to the Agreement and the Transfer Agreement.

     (r) Certificate of Incorporation.  The Transferor will not amend or delete
         ----------------------------
Articles III, X or XI of its certificate of incorporation.

     (s) Covenant of the Transferor and the Originator.  Until the latest of the
         ---------------------------------------------
Facility Termination Date, the date on which no Capital of or Yield on any Receivable shall be outstanding or the date all other amounts owed by the Transferor hereunder to the Transferees or the Agent are paid in full, each of the Transferor and the Originator will, at their respective expense, from time to time during regular business hours as requested by the Agent, permit the Agent or its agents or representatives (including independent public accountants, which may be the Transferor's or the Originator's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Transferor or the Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Transferor or the Originator, as the case may be, relating to Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the

Transferor or the Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Receivables and the Related Security or the Transferor's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Transferor or the Originator, as the case may be, having knowledge of such matters. In addition, upon the Agent's request at least once per year, the Transferor will, at its expense, appoint independent public accountants (which may, with the consent of the Agent, be the Transferor's regular independent public accountants), or utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Agent.

     (t) Hedge Agreement.  Within fifteen Business Days of the earlier of
         ---------------
(i) the date on which the rate set forth in the weekly statistical release designated as "H-15(519)" or any successor publication, published by the Board of Governors of the Federal Reserve System exceeds 9% or (ii) the occurrence of a Special Event, the Transferor shall obtain an interest rate cap or other hedging arrangement the payments due from the counterparty of which are for the exclusive benefit of the Agent and which is satisfactory to the Agent in its sole discretion with a notional amount at least equal to the aggregate Outstanding Balance of the Related Contracts with a counterparty the short-term debt obligations of which are rated at least "A-1" by S&P and "P-1" by Moody's.

     (u) Opinion of Counsel.  The Transferor shall deliver to the agent not more
         ------------------
than four Business Days following the date of the initial Transfer hereunder an opinion of Karin M. Kinney, Esq., General Counsel of the Originator and counsel to the Transferor, acceptable to the Agent to the effect that all required financing statements have been filed resulting in the perfection and first priority of each Undivided Interest (as such terms are defined in the opinion of Karin M. Kinney delivered on or prior to the initial Transfer Date) and the perfection and first priority of the security interest contemplated by Section
1.13 of the Agreement and by Section 5.02 of the Transfer Agreement.

     (v) Collections.  At all times following the designation by the Agent of
         -----------
any Designated Account, the Transferor will deposit, or cause to be deposited, all Collections to such Designated Account.

     (w) Deposits to Designated Accounts.  The Transferor will not deposit or
         -------------------------------
otherwise credit, or cause or permit to be so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Pool Receivables.

     (x) Changes in Implied Interest Rate.  The Transferor shall notify the
         --------------------------------
Agent promptly upon any change in the implied interest rate used by the Originator or any Dealer in originating Contracts.

                                   EXHIBIT V

                                 TRIGGER EVENTS


     Each of the following, unless waived in writing by the Agent (other than as set forth in clause (i) which cannot be waived), shall be a "Trigger Event":
                                                             -------------

     (a) The Collection Agent (if the Originator or any of its Affiliates)
(i) shall fail to perform or observe any term, covenant or agreement under the Collection Agent Agreement (other than as referred to in clause (ii) of this para graph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Collection Agent Agreement; or

     (b) The Transferor or the Originator shall fail (i) to transfer to the Agent when requested any rights pursuant to the Agreement which the Transferor or the Originator then has as Collection Agent or otherwise or (ii) to make any payment required under Section 1.03, 3.02, 3.03 or 3.04 of the Agreement; or

     (c) Any representation or warranty made by the Transferor or the Originator (or any of their respective officers) under or in connection with the Transaction Documents, or any information or report delivered by the Transferor or the Originator pursuant to the Transaction Documents shall prove to have been incorrect or untrue in any material respect when made or delivered; or

     (d) The Transferor shall fail to deliver to the Agent the opinion of counsel referred to in paragraph (u) of Exhibit IV hereof within the time period prescribed in such paragraph.

     (e) The Transferor shall fail to perform or observe any other term, covenant or agreement contained in the Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Transferor by the Agent; or

     (f) The Originator shall fail to perform or observe any term, covenant or agreement contained in the Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Originator by the Agent (or, with respect to a failure to deliver the Transferor Report pursuant to Section 4.02 of the Agreement such failure shall remain unremedied for three days, without a requirement for notice); or

     (g) Any member of the IKON Group or any Subsidiary thereof shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (h) The Transfer shall for any reason cease to create, or the interest of the Agent (for the benefit of the Transferees) in any Receivable shall for any reason cease to be, a valid and perfected first priority interest in each Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 1.13 shall for any reason cease to be a valid first priority security interest in the collateral security referred to in such Section; or

     (i) Any member of the IKON Group or any Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such member or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any member of the IKON Group or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (i); or

     (j) As of the last day of any calendar month: (i) the Default Ratio averaged over the twelve-month period ending on such day exceeds 3.50%; (ii) the Delinquency Ratio averaged over the three-month period ending on such day exceeds 18% or (iii) the Delinquency Ratio averaged over the twelve-month period ending on such day exceeds 15%; or

     (k) There shall have occurred any material adverse change in the business, operations, property or financial or other condition of the Originator since June 30, 1996 or the Transferor since the date of its incorporation; or there shall have occurred any event which may materially adversely affect the collectibility of the Receivables, the ability of the Collection Agent or the Transferor to collect the Receivables or the ability of the Originator or the Transferor to perform its respective obligations under the Transaction Documents; or

     (l) Any rating of the long-term debt obligations of the Originator are withdrawn or reduced below Investment Grade; or

     (m) An "Event of Termination" or "Facility Termination Date" shall occur under the Transfer Agreement, or the Transfer Agreement shall cease to be in full force and effect; or

     (n) All of the outstanding capital stock of the Transferor shall cease to be owned, directly or indirectly, by the Originator; or

     (o) On any Settlement Date, the aggregate Outstanding Balance of the Related Contracts is less than the Required Balance.

                                   EXHIBIT VI

                                    DEALERS


Allegheny Business Machines         Mirex 5317 Mirex Drive
Foster Plaza Three                        5317 Mirex Drive
601 Holiday Drive                         St. Louis, MO 63119
Pittsburgh, PA 15220
                                          Redden-Miller Office
Machines
American Business Machines          P.O. Box 910
5701 Mayfair Road                         107 South 3rd Avenue
North Canton, OH                          Marshalltown, IA 50158

Kex Copysource                            Decoursey Business Systems
350 South Avenue                          P.O. Box 15329
Rochester, NY 14620                 Lenexa, KS 66215-5329
                                          Street Address
                                          --------------
Copier Consultants                        9120 Barton
7009 Albert Pick Road               Overland Park, KS 66214
Greensboro, NC 27409
                                          Colorado Copier
Omni Business Systems               637 South Pierce
2725 Center Place                         Louisville, CO 80027
Melbourne, FL 32940
                                          American Business Machines-
                                          Portland
Unitech of Mississippi              2720 S.W. Corbett
P.O. Box 20639                            Portland, OR 97201
5345 Highway 18S
Jackson, MS 39289-1639                    Xtec Office Systems
                                          901 Jefferson Avenue
Paul B. Williams                          Valley Forge Corporate Center
1035 Winston Street                       Norristown, PA 19403
Greensboro, NC 27405

                                  EXHIBIT VII

     The principal place of business and chief executive offices of the Transferor are located at:

                    IKON FUNDING, INC.
                    501 Silverside Road, Suite 28
                    Wilmington, Delaware 19809

     The Origin records concerning the Receivables (and all original documents related thereto) are located at the offices of the Collection Agent at:

                    IKON CAPITAL INC.
                    1738 Bass Road
                    Macon, Georgia 31210

                                     VII-1

                                  EXHIBIT VIII

                               DESIGNATED STATES


                                    Delaware
                                     Hawaii
                                     Kansas
                                    Maryland
                                   Minnesota
                                    Montana
                                   New Mexico
                                    New York
                                 North Carolina


                                    VIII-1